STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                EXHIBIT 11.1


                                          Three Months Ended                Six Months Ended
                                      ----------------------------    ----------------------------
                                      July 2, 1999    July 3, 1998    July 2, 1999    July 3, 1998
                                      ------------    ------------    ------------    ------------
Weighted average shares outstanding     10,577,400       9,339,527      10,528,480       9,322,940
                                      ------------    ------------    ------------    ------------

Total shares                            10,577,400       9,339,527      10,528,480       9,322,940
                                      ------------    ------------    ------------    ------------

Net Loss                              $ (1,316,858)   $ (2,613,562)   $ (2,620,714)   $ (4,523,800)
                                      ------------    ------------    ------------    ------------
                                      ------------    ------------    ------------    ------------

Net Loss per share:  Basic            $      (0.12)   $      (0.28)   $      (0.25)   $      (0.49)
                                      ------------    ------------    ------------    ------------
                                      ------------    ------------    ------------    ------------
                     Diluted          $      (0.12)   $      (0.28)   $      (0.25)   $      (0.49)
                                      ------------    ------------    ------------    ------------
                                      ------------    ------------    ------------    ------------
